UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2004

ULTIMATE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22532	84-0585211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado 80260
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (303) 412-2500

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURES.

On July 27, 2004, Ultimate Electronics, Inc. obtained a $13 million secured term loan and entered into a fourth amended and restated credit and security agreement.  The press release and the fourth amended and restated credit and security agreement are filed as exhibits hereto and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.

10.1                           Fourth Amended and Restated Loan and Security Agreement dated as of July 27, 2004, by and among Ultimate Electronics, Inc. and each of its Subsidiaries that are Signatories thereto, the Lenders that are Signatories thereto, Wells Fargo Retail Finance, LLC, as Arranger and Agent, National City Business Credit, Inc., as the Documentation Agent, and Back Bay Capital Funding LLC, as Tranche B Agent.

99.1                           Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC.
(Registrant)

Date: July 27, 2004	By:	/s/ DAVID J. WORKMAN
David J. Workman,
President and Chief Executive Officer